Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE


             CRIIMI MAE Announces 2001 Annual Meeting and Record Date

             Shareholders to be Asked to Approve Reverse Stock Split

ROCKVILLE, MD, July 10, 2001 - CRIIMI MAE Inc. (NYSE:CMM) has set an August 9, 2001 record date for shareholders entitled to vote at the annual meeting of shareholders scheduled for September 25, 2001. This is the first annual meeting since the Company emerged from bankruptcy on April 17, 2001.

CRIIMI MAE also announces that shareholders will be asked at the annual meeting to consider and approve, among other matters, a one-for-ten reverse stock split of the Company's issued and outstanding common stock in order to help facilitate two important objectives: to maintain the common stock's listing on the New York Stock Exchange ("NYSE") and to increase the attractiveness of the common stock to the investment community.

In January 2001, CRIIMI MAE received notification from the NYSE that it had until the later of July 11, 2001 (the six month deadline) or the Company's next annual meeting of shareholders, if shareholder approval is required for a corporate action, to raise its common stock price above $1 in order for the Company's common stock to remain listed on the NYSE. In light of the Company's announcement that it will ask shareholders to consider and approve a one-for-ten reverse stock split, the NYSE will not commence suspension and delisting procedures but will allow the Company sufficient time to solicit shareholder approval and implement the reverse stock split, if approved. If the reverse stock split is not approved and implemented, the NYSE will commence suspension procedures.

More information on CRIIMI MAE is available on its web site - www.criimimaeinc.com - or for investors, call Susan Railey of CRIIMI MAE Inc., 301-468-3120, or for news media, call James Pastore, Pastore Communications Group LLC, 202-546-6451.

Note: Forward-looking statements contained in this release involve a variety of risks and uncertainties. Actual results could differ materially from those anticipated in forward-looking statements. These risks and uncertainties include the condition of the capital markets; the trends in the CMBS market; competitive pressures; the effect of future losses on the Company's need for liquidity; the actions of the Company's creditors; the possibility that the Company's trader election may be challenged on the grounds that the Company is not in fact a trader in securities or that it is only a trader with respect to certain securities and that the Company will, therefore, not be able to mark-to-market its securities, or that it will be limited in its ability to recognize certain losses, resulting in an increase in shareholder distribution requirements with the possibility that the Company may not be able to make such distributions or maintain REIT status; the likelihood that mark-to-market losses will increase and decrease due to changes in the fair market value of the Company's trading assets; the possibility that the Series F and Series G Dividend Preferred Stock will not eliminate any or all of the Company's 1998 and 1999 tax liability or satisfy its REIT distribution requirements; the ability of the Company to obtain capital which could be affected by, among other matters, the cost and availability of such capital, general economic conditions, restrictive covenants under the Company's credit facilities (including a repurchase agreement); results of operations, leverage, financial condition and business prospects; the possibility that the reverse stock split will not be approved and, if approved, will not cause the market price of the common stock to rise sufficiently or to sustain a sufficient price to satisfy NYSE listing requirements or that other listing requirements will continue to be met; and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2000 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.


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